Exhibit 99.1

VIAD CORP TO EXPAND PURSUIT’S GLACIER PARK COLLECTION WITH ACQUISITION

REPORTS SOLID LIQUIDITY POSITION AND IMPROVING BUSINESS CONDITIONS

AMENDS CREDIT AGREEMENT FINANCIAL COVENANTS FOR ADDITIONAL FLEXIBILITY

SCOTTSDALE, March 24, 2022 - Viad Corp (NYSE:VVI), a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events, today announced that it has reached an agreement to acquire an attraction experience that will expand Pursuit’s Glacier Park Collection. Closing is anticipated in April and will be funded with Viad’s existing liquidity. Additionally, the company announced an amendment to its 2021 Credit Facility that revises the financial covenants associated with its revolving credit facility through the first quarter of 2023.

Glacier Park Collection Acquisition

We have entered into an agreement to acquire the Glacier Raft Company and related lodging, land, and other assets. Glacier Raft Company provides guided river rafting trips operating in the heart of Pursuit’s West Glacier, Montana operations. In addition to its top-rated rafting adventures, Glacier Raft Company also owns 13 log cabins, a lodge, and a wedding venue located on 50 acres with views into Glacier National Park. Closing, which is subject to customary regulatory approvals, is expected to occur in April.

David Barry, president of Pursuit, commented, “We are excited to add a high-quality attraction experience to our growing Glacier Park Collection, which enjoyed record levels of visitation in 2021. We have operated alongside the Glacier Raft Company for many years and have a tremendous amount of respect for the business, the leadership team and the quality of experience they deliver to their guests. It will be a natural, high-margin complement to our existing lodging, food and beverage and retail operations in the thriving West Glacier entrance to Glacier National Park.”

Liquidity and Business Update

Steve Moster, president and chief executive officer of Viad, said, “We are fortunate to be in a strong liquidity position that affords us the ability to continue investing in high-return growth opportunities like Glacier Raft Company and the new Forest Park Hotel in Jasper, which should both contribute positive EBITDA in 2022, as well as the longer-term build projects to expand our FlyOver attraction platform to new locations at the base of Toronto’s CN Tower and the most recently announced location at Chicago’s Navy Pier.”

As of March 22, 2022, our liquidity position was approximately $158 million, as compared to approximately $149 million at December 31, 2021. We expect to fund the Glacier Raft Company acquisition using cash on hand and available revolver capacity. Pro forma for the acquisition, our liquidity as of March 22, 2022 would have been approximately $132 million.

Moster continued, “As a result of strong cash flow management and improving business conditions, our liquidity is tracking ahead of our earlier expectations. Pursuit’s room booking pace for 2022 remains ahead of the same time in 2019 and GES is seeing an acceleration of event activity. With travel and other restrictions lifting, we have much reason to be optimistic that both of our businesses are poised for strong year-over-year EBITDA growth over the balance of 2022.”

Credit Agreement Amendment

We also amended our 2021 Credit Agreement to modify the financial covenants related to our revolving credit facility to provide additional flexibility through the first quarter of 2023. Our maximum leverage ratio has been increased to 5.25x for the trailing twelve months ended September 30, 2022, declining to 4.75x at December 31, 2022, 4.5x at March 31, 2023, and 4.0x thereafter.

Moster said, “GES’ revenue from in person event activity was temporarily disrupted during late 2021 and early 2022 as we navigated the effects of the Delta and Omicron variants. This amendment provides additional flexibility to us in what has been a very dynamic operating environment.”

Moster concluded, “We will continue to be strong stewards of our capital with an acute focus on maximizing EBITDA and cash flow from operations, while investing prudently in high-margin growth opportunities.”

About Viad

Viad (NYSE: VVI) is a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events through two businesses: Pursuit and GES. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, and Las Vegas, as well as new experiences planned in Chicago and Toronto. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contacts:

Carrie Long or Michelle Porhola

Investor Relations

(602) 207-2681

ir@viad.com

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
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our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
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general economic uncertainty in key global markets and a worsening of global economic conditions;
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travel industry disruptions;
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seasonality of our businesses;
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unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
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our exposure to labor shortages, turnover, and labor cost increases;
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the importance of key members of our account teams to our business relationships;
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the competitive nature of the industries in which we operate;
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our dependence on large exhibition event clients;
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adverse effects of show rotation on our periodic results and operating margins;
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transportation disruptions and increases in transportation costs;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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our exposure to labor cost increases and work stoppages related to unionized employees;
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our multi-employer pension plan funding obligations;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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our exposure to cybersecurity attacks and threats;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations; and
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.